                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

          Filed by the Registrant |X| Filed by a party other than the Registrant
          |_| Check the appropriate box:
          |_|     Preliminary proxy statement      |_|   Confidential, for Use
                                                         of the Commission
                                                         Only (as permitted by
                                                         Rule 14a-6(e)(2))
          |X|     Definitive proxy statement
          |_|     Definitive additional materials
          |_|     Soliciting material under Rule 14a-12

                                   NYFIX, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

            --------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

          |X|     No fee required.

          |_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.

          (1)     Title  of  each  class  of  securities  to  which  transaction applies:
          (2)     Aggregate number of securities to which transaction applies:
          (3)     Per  unit  price  or other  underlying  value  of  transaction computed  pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated  and state how it was determined):
          (4)     Proposed maximum aggregate value of transaction:
          (5)     Total fee paid:

          |_|     Fee paid previously with preliminary materials.

          |_|     Check  box if any part of the fee is  offset  as  provided  by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing  by  registration  statement  number,  or the  form  or schedule and the date of its filing.

          (1)     Amount Previously Paid:
          (2)     Form, Schedule or Registration Statement No.:
          (3)     Filing Party:
          (4)     Date Filed:

                                   NYFIX, INC.
                              Stamford Harbor Park
                                333 Ludlow Street
                               Stamford, CT 06902

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  June 10, 2002
                             ----------------------

To the Shareholders of NYFIX, INC.

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders  (the
"Meeting") of NYFIX, Inc. (the "Company") will be held on Monday,  June 10, 2002 at 10:00 A.M., local time, at Stamford Harbor Park, 333 Ludlow Street, Stamford,
CT 06902 for the following purposes:

            1.    To elect five (5) directors to the Board of Directors to a one year term;

            2.    To approve an  amendment  to the  Company's  2001 Stock Option
                  Plan (the "2001  Plan") to increase the total number of shares of the Company's  Common Stock available for issuance upon the exercise of options  granted  under the 2001 Plan by 1,500,000 shares to an aggregate of 3,500,000;

            3.    To ratify the appointment of Deloitte & Touche LLP as auditors of the Company for the year ending December 31, 2002; and

            4.    To consider  and act upon such other  business as may properly come before the Meeting or any adjournment thereof.

            The Board of Directors  has fixed the close of business on April 22,
2002 as the record  date for the  Meeting.  Only  shareholders  of record on the stock  transfer  books of the  Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting or any adjournments thereof.

WHETHER OR NOT YOU EXPECT TO BE  PRESENT AT THE  MEETING,  YOU ARE URGED TO FILL
IN, DATE,  SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED,
WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                         By Order of the Board of Directors,

                                         Richard A. Castillo
                                         Secretary

Stamford, Connecticut
April 30, 2002

                              2002 PROXY STATEMENT
                            ------------------------

                                   NYFIX, INC.
                              Stamford Harbor Park
                                333 Ludlow Street
                               Stamford, CT 06902
                              --------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON MONDAY, JUNE 10, 2002

            This Proxy Statement is furnished to shareholders of NYFIX,  Inc., a
New York corporation (the "Company"),  in connection with the  solicitation,  by order of the Board of Directors  of the  Company,  of proxies to be voted at the
Annual Meeting of  Shareholders  (the  "Meeting") to be held on June 10, 2002 at
10:00  A.M.,  local  time,  at the  principal  executive  offices of the Company located at Stamford Harbor Park, 333 Ludlow Street,  Stamford,  CT 06902, and at
all adjournments thereof. The accompanying proxy is being solicited on behalf of the Board of Directors of the Company.  This Proxy  Statement and enclosed proxy card will be first mailed to the  shareholders  of the Company on or about April
30, 2002, accompanied by the Company's Annual Report for the year ended December
31, 2001.

            As  indicated in the Notice of Annual  Meeting of the  Shareholders,
the  Meeting  has been  called to (1) elect five (5)  directors  to the Board of
Directors  for the ensuing  year,  (2)  increase  the number of shares of common stock,  par value $.001 per share (the "Common  Stock"),  available for issuance upon  exercise  of stock  options  granted  under  the  2001  Plan by a total of
1,500,000  shares,  (3) ratify the  appointment of Deloitte &  Touche LLP as auditors of the Company for the year ending  December  31, 2002 and (4) consider and act upon such other  business as may properly come before the Meeting or any adjournment thereof.

                            PROXIES AND VOTING RIGHTS

            Only  shareholders  of record at the close of  business on April 22,
2002 (the  "Record  Date") are entitled to notice of and to vote at the Meeting.
The voting  securities of the Company issued and  outstanding on the Record Date consisted of 30,697,171 shares ("Shares") of Common Stock, entitling the holders thereof to one vote per Share.  There was no other class of voting securities of the Company  outstanding  on such date. The presence at the Meeting in person or by proxy of a majority of the votes of Shares entitled to vote is required for a quorum.

            Approval of the proposal for the election of directors  requires the affirmative  vote of a plurality  of the votes cast at the Meeting by holders of shares  entitled to vote on such  proposal.  Approval  for the  proposal for the increase in the number of shares of Common Stock  available  for issuance  under the 2001 Plan requires the  affirmative  vote of a majority of the votes cast in favor of or  against  such  proposal  at the  Meeting  by the  holders of shares entitled to vote on such proposals.

            Broker "non-votes" and the Shares as to which a shareholder abstains are included for purposes of  determining  whether a quorum of Shares is present at a meeting.  A broker  "non-vote"  occurs when a nominee  holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have  discretionary  voting  power  with  respect  to that  item and has not received  instructions from the beneficial owner. Neither broker "non-votes" nor abstentions are included in the tabulation of the voting results on the election of directors or issues  requiring  approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations.

            All proxies  delivered  pursuant to this solicitation may be revoked by the person executing the same at any time prior to the time they are voted. A proxy may be revoked by notice in writing received at the office of the Company,
Attention:  Secretary,  by execution of a subsequent  proxy or by attendance and
voting  in  person  at  the  Meeting.   Attendance   at  the  meeting  will  not
automatically  revoke the proxy. If not revoked,  the Shares represented thereby will be voted at the Meeting or at any adjournment  thereof. All proxies will be voted in accordance with the instructions specified thereon. If no specification is indicated on the proxy, the Shares represented  thereby will be voted (i) FOR the election of the persons  nominated as Directors and (ii) FOR the increase of the number of shares of Common Stock available for issuance upon the exercise of stock  option  granted  under the 2001 Plan by a total of  1,500,000  shares and
(iii) FOR the  appointment  of  Deloitte  &  Touche LLP as  auditors  of the
Company for the year ended  December 31, 2002 and (iv) at the  discretion of the proxy holders on any other matters that may properly come before the Meeting.

            All expenses in connection  with the  solicitation  will be borne by the  Company.  The  Company has  retained  the  services  of Mellon  Shareholder
Services to assist in the  solicitation of proxies,  who will receive a fee from the Company for services rendered of approximately  $6,000,  plus  out-of-pocket expenses.  It is expected that the solicitation  will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by  telephone,  telegraph or in person,  without  additional  compensation.  The
Company  will,  upon request,  reimburse  brokerage  houses and persons  holding
Shares in the names of their nominees for their  reasonable  expenses in sending proxy material to their principals.

                               SECURITY OWNERSHIP

            The following table sets forth information  concerning  ownership of the  Company's  Shares,  as of the Record Date,  by (i) each person known by the
Company to be the beneficial  owner of more than five percent of the outstanding
Shares, (ii) each director and nominee for election as a director, (iii) each of the executive  officers named in the Summary  Compensation  Table below and (iv)
all directors and executive officers of the Company as a group. Unless otherwise indicated,  the Company believes that each shareholder has sole voting power and sole dispositive power with respect to the Shares beneficially owned by him.

                                                         Number of Shares        Percentage of Shares
Name and Address of Beneficial Owner                   Beneficially Owned        Beneficially Owned (1)
------------------------------------                   ------------------        ----------------------

Peter Kilbinger Hansen                                    2,413,413 (2)                   7.58%
333 Ludlow Street
Stamford, CT  06902

Jerome Belson                                             1,778,500 (3)                   5.79%
495 Broadway 6th Floor
New York, NY  10012

George Kledaras                                           1,198,403 (4)                   3.90%

Carl E. Warden                                              972,440 (5)                   3.16%

Lars Kragh                                                  672,213 (6)                   2.17%

Richard A. Castillo                                         108,000 (7)                   *

William J. Lynch                                             20,000 (8)                   *

George O. Deehan                                             10,000 (9)                   *

All executive officers, nominees and directors
    as a group (10 persons)                               6,101,744                       18.57%

                                      -2-

----------------
*  Less than 1%

(1)   The applicable  percentage of ownership for each beneficial owner is based on 30,697,171  shares of Common Stock  outstanding  as of the Record Date.
      Shares of Common  Stock  issuable  upon  exercise of options,  warrants or other rights  beneficially  owned that are exercisable  within 60 days are deemed  outstanding for the purpose of computing the percentage  ownership of the  person  holding  such  securities  and  rights  but are not deemed outstanding for computing the percentage ownership of any other person.

(2)   Includes options to purchase  1,138,125 shares of Common Stock held by Mr.
      Hansen, which are currently  exercisable.  Does not include 212,500 shares of Common Stock  issuable  upon exercise of options that are not currently exercisable.

(3)   Includes  330,000  shares  of  Common  Stock  held  by The  Jerome  Belson
      Foundation,  of which  Mr.  Belson is the  trustee.  Does not  include  an aggregate of 260,500  shares of Common Stock held by certain  adult family members of Mr. Belson.

(4)   Includes 11,325 shares of Common Stock held by Mr. Kledaras' wife.

(5)   Includes  (i)  50,000  shares of Common  Stock  held by The Carl and Vicki
      Warden Family  Foundation,  of which Mr.  Warden is the trustee,  and (ii)
      45,000  shares  of  Common  Stock  issuable  upon  exercise  of  currently exercisable  options.  Does not include (i) an aggregate of 335,290 shares of Common  Stock held by certain  adult family  members of Mr.  Warden and
      (ii) 25,000 shares of Common Stock  issuable upon exercise of options that are not currently exercisable.

(6)   Includes  293,750  shares  of  Common  Stock  issuable  upon  exercise  of currently  exercisable  options.  Does not include 12,500 shares of Common
      Stock   issuable   upon   exercise  of  options  that  are  not  currently
      exercisable.

(7)   Includes 51,750 shares of Common Stock issuable upon exercise of currently exercisable  options.  Does not  include  17,000  shares of  Common  Stock issuable upon exercise of options that are not currently exercisable.

(8)   Includes 20,000 shares of Common Stock issuable upon exercise of currently exercisable  options.  Does not  include  35,000  shares of  Common  Stock issuable upon exercise of options that are not currently exercisable.

(9)   Includes 10,000 shares of Common Stock issuable upon exercise of currently exercisable  options.  Does not  include  45,000  shares of  Common  Stock issuable upon exercise of options that are not currently exercisable.

                                       3

                                   MANAGEMENT

            The directors, nominees and executive officers of the Company are as follows:

Name                                Age         Position
----                                ---         --------

Peter Kilbinger Hansen              41          President, Chief Executive Officer and Chairman of the Board

Richard A. Castillo                 44          Chief Financial Officer and Secretary

Lars Kragh                          41          Chief Information Officer

George Kledaras                     47          Chief Executive Officer of Javelin Technologies, Inc. and
                                                Director nominee

Robert C. Gasser                    37          Chief Executive Officer of NYFIX Millennium, L.L.C.

Jon Steward                         42          President of NYFIX Overseas, Inc.

Keith R. Jamaitis                   31          Chief Operating Officer of NYFIX USA, LLC

George O. Deehan                    59          Director

William J. Lynch                    59          Director

Carl E. Warden                      63          Director

            The principal  occupation for the past five years and current public directorships  of each of the directors,  nominees and executive  officers is as follows:

            Peter Kilbinger  Hansen,  the founder of the Company,  has served as its President,  Chief  Executive  Officer and Chairman of the Board of Directors
since the commencement of the Company's operations in June 1991. Mr. Hansen also serves  as a member of the  Compensation  Committee  of the Board of  Directors.
Prior to founding the Company,  Mr. Hansen served for three years as director of banking systems of Business Line A/S, a Danish company,  where he installed more than 30 online telex-trading  systems.  Prior thereto, for more than three years
Mr.  Hansen was the Sales and  Marketing  Director  for Mark  Computer  Systems,
responsible  for  developing  the business  idea for and  launching  its network broker communication  system. Mr. Hansen holds a degree in Economics from Neil's
Brock Business  School of Copenhagen and an associated  degree in economics from the Copenhagen University of Language and Economics.

            Richard A. Castillo,  Chief Financial Officer and Secretary,  joined the Company in November  1998.  Prior to that,  he held  positions  in long-term financial  management roles involving strategic planning,  business analysis and operations  responsibility.  Mr. Castillo served a ten year tenure with American
Airlines  where,  in addition to  budgetary  responsibilities,  he was  directly involved  in  significant  logistical  and  operational  functions.  One  of Mr.
Castillo's most  significant  roles at American  Airlines was that of Controller for the Dallas Fort Worth and Chicago  Airports,  which  combined  represented a
$500 million operation.  Prior to that, Mr. Castillo served in various financial capacities for six years with Datapoint,  a networking  technology company.  Mr.
Castillo,   a  Certified  Public  Accountant,   earned  a  Masters  of  Business
Administration  in Finance  and  Marketing  from the  University  of Texas and a
Bachelor of Business  Administration  in Accounting from the University of Texas at San Antonio.

            Lars  Kragh,  Chief  Information  Officer,  has  served  in  various technology  positions with the Company since its inception in 1991. Mr. Kragh is
currently   directly   responsible   for  the  management  of  all  network  and
infrastructure  operations  of the Company.  Prior to joining the  Company,  Mr.
Kragh developed  network  systems for the banking  industry  involving  numerous system integrations with global market data providers.  Mr. Kragh also developed
an  accounting  and  ticketing   system  for   SAS-Airlines  and  a  PC  Network
Communication  System  for  the  shipping  industry.  Mr.  Kragh  has  developed

                                      -4-

integration  software that is utilized in the daily  operations of more than 300 companies  in Europe,  the Far East and the United  States.  Mr.  Kragh earned a
Masters of Science  in  Electrical  Engineering  from the Danish  University  of
Technology.

            George Kledaras,  Chief Executive  Officer of Javelin  Technologies,
Inc., a wholly-owned  subsidiary of the Company,  joined the Company as of April
1, 2002 upon the  closing of the  acquisition  of  Javelin.  He is  currently  a nominee for director.  In 1996, Mr. Kledaras founded Kledaras  Communication and
Design, the predecessor to Javelin.  Javelin is a leading supplier of electronic trade communication  technology and a leading provider of Financial  Information
Exchange (FIX) technology.  Prior to founding  Javelin,  Mr. Kledaras worked for
Blackrock  Financial  Management and Merrin Financial,  where he helped to build the  Intermarket  Trading  Network,  an electronic  equity order routing network directly linking  buy-side  institutional  investors with their brokers.  Before
Merrin  Financial,  he developed  electronic  trading  platforms for Market Data
Corporation  and  Telerate  Systems,  Inc. Mr.  Kledaras has a BS in  Electrical
Engineering  from Lehigh  University  and a MS in  Mathematics  from the Courant
Institute at New York University.

            Robert C.  Gasser,  Chief  Executive  Officer  of NYFIX  Millennium,
L.L.C., a broker-dealer subsidiary of the Company, joined the Company in October
2001. NYFIX  Millennium is an alternative  trading system (ATS) which provides a real-time,  anonymous  automated  matching system for equity  trading.  Prior to joining NYFIX Millennium,  Mr. Gasser was formerly Head of US Equity Trading for
JP Morgan for 14 years.  In that role, he was  responsible for NASDAQ and Listed
Trading, Program Sales and Trading, Convertible Sales and Trading as well as the firm's global equity e-commerce  strategy.  During his tenure at JP Morgan,  Mr.
Gasser served on various  industry  committees,  including the Nasdaq Quality of
Markets Committee and the NYSE Upstairs Traders Advisory Committee. In addition, he directed the firm's investment in NYFIX Millennium and Archipelago,  where he actively served on the Board of Managers.  Mr. Gasser holds a bachelor's  degree of Science in Foreign  Service  from  Georgetown  University,  School of Foreign
Service.

            Jon Steward,  President  of NYFIX  Overseas,  Inc.,  a  wholly-owned subsidiary  of the  Company,  joined the Company in June 1993.  Mr.  Steward has managed the business  development of the Overseas operation,  where the roll out of their core "Order Book  Management  System"  for the  derivatives  market now operates  in over  eight  countries  covering  Europe,  North  America  and Asia
Pacific. Prior to that, he had a successful career within sales and consistently won top sales  awards  with  several  major  firms  during an eight year  period including; Cable & Wireless, Telerate and ADP. He then became Sales Director of a London based financial  software company and enjoyed further success over a four-year period before joining the Company.  Mr. Steward was educated in London and went to Middlesex University where he studied business management.

            Keith R. Jamaitis,  Chief  Operating  Officer of NYFIX USA, LLC. Mr.
Jamaitis  is  responsible  for  overall  core  operations  involving  the  NYFIX infrastructure and technology,  and the service and support of customer systems.
Mr. Jamaitis has been with NYFIX since 1997, and has previously lead the project management,  account management,  and product support teams.  Additionally,  Mr.
Jamaitis is  directly  involved in the design and  deployment  of NYFIX  trading system  technologies  and data  center  services.  Prior to joining  NYFIX,  Mr.
Jamaitis had been a product line manager  with  Executone  Information  Systems, where he lead the  product  development  efforts  for  several of the  companies integrated  computer telephony products and healthcare  communications  systems.
Mr. Jamaitis had previously worked in the  telecommunications  industry for more than five years holding  positions in hardware and software systems  development and technical  management.  Mr.  Jamaitis holds a Bachelors of Science degree in
Electrical Engineering from the University of Connecticut.

            George O.  Deehan  has  served as a Director  of the  Company  since
August  2000.  Mr.  Deehan  serves as a member of the Audit  Committee  and as a member of the  Compensation  Committee  of the Board of  Directors.  Mr.  Deehan
serves  as  a  consultant  and  an  investor  of  eOriginal,  Inc.,  a  software development  company,  since March 2002.  Mr. Deehan was president of eOriginal,
Inc.  from  August 2000 until March 2002.  Mr.  Deehan was  president  and chief executive  officer of Advanta Leasing Services,  the business  equipment leasing unit of Advanta  Business  Services  from August 1998 until August 2000. In that position, Mr. Deehan was responsible for overseeing strategic planning,  systems integration  and  national  marketing  and  sales  initiatives  for the  leasing products.  Prior to joining  Advanta,  Mr.  Deehan served as president and chief operating officer of Information  Technology Services for AT&T Capital. As chief operating  officer,  he helped ATT&T to launch a worldwide  outsourcing  business
which  managed  customers'  computer  network  systems.   Mr.  Deehan  earned  a
bachelor's degree from Lenoir-Rhyne College.

                                      -5-

            William J. Lynch has served as a Director of the Company  since June
2000. Mr. Lynch serves as Chairman of the Audit Committee and is a member of the
Compensation Committee of the Board of Directors.  Since January 2001, Mr. Lynch
has been a venture  partner of Catterton  Partners,  a private equity fund. From
1996 through  December 2000,  Mr. Lynch served as Managing  Director of Capstone
Partners,  LLC, a venture  capital firm.  Mr. Lynch also serves as a director of
Edgewater Technologies, a publicly traded company.

            Carl E. Warden has served as a Director of the Company  since August
1993.  Mr.  Warden also serves as Chairman of the  Compensation  Committee and a member of the Audit  Committee of the Board of Directors.  Mr. Warden has been a self-employed private investor for more than five years. Mr. Warden received his
BBA from the Freeman School of Business at Tulane University.

            None of the  directors,  nominees  or  executive  officers  has been involved in material  legal  proceedings  during the last five years in which he has  been a party  adverse  to or has had a  material  interest  adverse  to the
Company.

                                      -6-

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

            The By-Laws of the Company (the "By-Laws")  provide that the Company shall  have not less  than two nor more  than  seven  directors,  with the exact number to be fixed by the Board of  Directors  of the Company from time to time.
The Board of Directors of the Company presently  consists of four members and is being  increased to five members.  Four of the five nominees for election at the
Meeting are currently directors of the Company,  and will serve,  subject to the provisions of the By-Laws of the Company,  until the next annual  meeting of the shareholders  and until the election and  qualification  of their  successors or until their prior death,  resignation  or removal.  Management  has no reason to believe  that any of the  nominees  will be  unable or  unwilling  to serve as a director,  if elected.  Should any nominee not be a candidate at the time of the
Meeting (a  situation  which is not now  anticipated),  proxies  may be voted in favor of the remaining  nominees and may also be voted for a substitute  nominee selected by the Board of Directors.

            The names of the nominees for director are Peter  Kilbinger  Hansen,
George O. Deehan, William J. Lynch, Carl E. Warden and George Kledaras.

            See "Management" for information  regarding each of the nominees for director.

Recommendation of the Board of Directors

            THE BOARD OF  DIRECTORS  OF THE COMPANY  RECOMMENDS A VOTE "FOR" THE
ABOVE-NAMED  NOMINEE DIRECTORS OF THE COMPANY.  The proxy enclosed herewith will be voted  FOR the  above-named  nominee  directors  of the  Company  unless  the shareholder  specifically votes against any or all of the nominee directors,  or abstains from voting on this matter.

Directors' Meetings and Compensation

            The Board of Directors meets on a regularly  scheduled basis and met
eight  times  during  2001.   The  Board  of  Directors  has  assigned   certain
responsibilities to committees. The Audit Committee, which met four times during
2001,  acts on and  reports to the Board of  Directors  with  respect to various auditing and accounting matters,  including the recommendation of auditors,  the scope of the annual audits, fees to be paid to the auditors,  the performance of the auditors and the Company's  accounting  practices.  The members of the Audit
Committee,  all of whom are  independent  as  independence  is  defined  in Rule
4200(a)(15)  of the NASD  listing  standards,  currently  are  William  J. Lynch
(Chairman), George O. Deehan and Carl E. Warden. The Audit Committee has adopted a written Audit Committee Charter. The Compensation  Committee,  which met twice during 2001, recommends,  reviews and oversees the salaries,  benefits and stock option  plans of the  Company's  employees,  consultants,  directors  and  other individuals  compensated  by  the  Company.  The  members  of  the  Compensation
Committee are Carl E. Warden (Chairman),  William J. Lynch and George O. Deehan.
From time to time,  the  members  of the  Board of  Directors  act by  unanimous written  consent  pursuant  to the laws of the State of New York.  No  incumbent director  failed to  participate in at least 75% of all meetings of the Board of
Directors and the committees on which he served during the past fiscal year.

            As  compensation  for  their  services  as  members  of the Board of
Directors  for 2001,  and  pursuant to a formula  plan,  certain  Board  members received  options to purchase  shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the date of grant.  Options  granted to non-employee Board members on October 23, 2001 (exercisable into an aggregate of 75,000  shares of Common Stock) vest in two equal  installments  on the first and second anniversaries of the date of grant, so long as the director completes service for such  respective  years.  Non-employee  directors are reimbursed for reasonable  expenses in  connection  with  serving as a director and member of a committee.

Compensation Committee Interlocks and Insider Participation

            The  members  of the  Compensation  Committee  are  Carl  E.  Warden
(Chairman),  William  J.  Lynch and  George  O.  Deehan.  None of our  executive officers,  nominees or directors  serve as a member of the board of directors or

                                      -7-

compensation  committee  of any  other  company  that has one or more  executive officers  or  directors  serving  as a  member  of our  Board  of  Directors  or
Compensation Committee.

Report of the Audit Committee of the Board of Directors

            In  accordance  with its written  charter  adopted by the  Company's
Board of Directors,  the Audit  Committee of the Board of Directors  (the "Audit
Committee")  assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the  accounting,  auditing and financial  reporting practices of the Company.

            In discharging its oversight responsibility as to the audit process, the Audit  Committee  obtained from the  independent  auditors a formal  written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence  consistent with Independence Standards
Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the  auditors  any  relationships  that may impact  their  objectivity  and independence  and satisfied itself as to the auditors'  independence.  The Audit
Committee  also  discussed  with  management  and the  independent  auditors the quality and adequacy of the Company's  internal  controls.  The Audit  Committee reviewed with the independent auditors their audit plan and audit scope.

            The Audit  Committee  discussed  and reviewed  with the  independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing
Standards No. 61, as amended  (Communication  with Audit Committees),  and, with and without management present, discussed and reviewed the independent auditors'
examination of the financial statements.

            The Audit Committee reviewed the audited financial statements of the
Company as of and for the year ended December 31, 2001,  with management and the independent  auditors.  Management is  responsible  for the Company's  financial reporting  process,  including  its  system  of  internal  control,  and for the preparation of consolidated  financial  statements in accordance with accounting principles  generally  accepted in the United  States of America.  The Company's independent accountants are responsible for auditing those financial statements.
The Audit  Committee's  responsibility is to monitor and review these processes.
It is not the Audit  Committee's duty or its  responsibility to conduct auditing or accounting reviews or procedures.  The members of the Audit Committee are not employees of the Company and may not be, and may not represent  themselves to be or to serve as,  accountants  or auditors by profession or experts in the fields of accounting or auditing.  Therefore,  the Audit Committee has relied,  without independent  verification,  on  management's  representation  that the financial statements  have been prepared with integrity and  objectivity and in conformity with accounting  principles  generally accepted in the United States of America, and on the  representations  of the  independent  accountants  included in their report on the Company's financial  statements.  The Audit Committee's  oversight does not provide it with an independent  basis to determine that  management has
maintained   appropriate   accounting  and  financial  reporting  principles  or
policies,  or appropriate  internal  controls and procedures  designed to assure compliance  with  accounting  standards  and  applicable  laws and  regulations.
Furthermore,   the  Audit  Committee's   considerations   and  discussions  with
management  and the  independent  accountants  do not assure that the  Company's financial  statements  are presented in accordance  with  accounting  principles generally  accepted  in the  United  States  of  America,  that the audit of the
Company's financial  statements has been carried out in accordance with auditing standards  generally  accepted  in the  United  States  of  America  or that the
Company's independent accountants are in fact "independent."

            Based  on  the  above-mentioned  review  and  discussions  with  the independent  auditors,  the Audit  Committee  recommended  to the Board that the
Company's audited financial  statements be included in its Annual Report on Form
10-K for the year ended  December 31, 2001,  for filing with the  Securities and
Exchange  Commission.  The Audit Committee also  recommended the  reappointment, subject to  shareholder  approval,  of the  independent  auditors  and the Board concurred with such recommendation.

              William J. Lynch       George O. Deehan        Carl E. Warden

                                      -8-

                             EXECUTIVE COMPENSATION

            The following  table  provides  certain  information,  for the years ended December 31, 2001, 2000 and 1999,  respectively,  concerning  compensation awarded  to,  earned by or paid to the chief  executive  officer of the  Company
("CEO")  and (ii) the two most  highly  compensated  executive  officers  of the
Company other than the CEO whose salary and bonus exceeded $100,000 with respect to the fiscal year ended  December 31, 2001 and who were employed by the Company on  December  31, 2001 (the "Named  Executive  Officers").  Other than the Named
Executive Officers,  no other executive officer received  compensation in excess of $100,000 for the year ended December 31, 2001.

Summary Compensation Table

                                                                                         Long-Term
                                                    Annual Compensation                 Compensation
                                                    -------------------                 ------------

                                                                    Other Annual          Securities
         Name and                          Salary      Bonus        Compensation       Underlying Options
    Principal Position          Year        ($)         ($)            ($)(1)              (Shares)
    ------------------          ----        ---         ---            ------              --------

Peter K. Hansen,                2001      $208,564    $250,000           -                 125,000
President and Chief             2000      $150,000        -              -                 545,000
  Executive Officer             1999      $134,519        -              -                  67,500

Richard A. Castillo,            2001      $148,615    $100,000           -                  25,000
Chief Financial Officer         2000      $129,712        -              -                  15,000
                                1999      $115,000        -              -                  11,250

Lars Kragh,                     2001      $174,340        -              -                  25,000
Chief Information Officer       2000      $139,654        -              -                    -
                                1999      $121,815      $1,000           -                  56,250
---------------

(1)   The aggregate  amount of perquisites  and other personal  benefits paid to each of the individuals  listed on this table did not exceed the lesser of ten  percent  (10%) of such  officer's  annual  salary  and bonus for each fiscal year indicated or $50,000.

                                      -9-

Option Grants in Fiscal Year 2001

            The following table sets forth  information  regarding stock options granted to the Named Executive Officers during the year ended December 31, 2001.
These grants are also reflected on the Summary Compensation Table above.

                                 Number of       Percentage of
                                Securities       Total Options      Exercise                        Potential Realizable Value at
                                Underlying        Granted to       Price Per                          Assumed Annual Rates of
                               Stock Options     Employees in        Share      Expiration           Stock Price Appreciation
     Name                       Granted (#)          2001           ($)(1)         Date               for Stock Options(2)
     ----                       --------             ----           ------         ----               -----------------
                                                                                                     5% ($)         10% ($)
                                                                                                     --             ---
Peter K. Hansen                 125,000 (3)          6.2%           $12.02           10/23/11      $828,371     $2,040,316
Richard A. Castillo              25,000 (4)          1.2%           $12.02           10/23/11      $165,674      $408,063
Lars Kragh                       25,000 (4)          1.2%           $12.02           10/23/11      $165,674      $408,063
-------------

(1)   The  exercise  price of the  options  granted was equal to the fair market value of the underlying common stock on the date of grant.

(2)   The potential  realizable value portion of the foregoing table illustrates values that might be  realized  upon  exercise of the options  immediately prior to the expiration of their term,  assuming the specified  compounded annual  rates of  appreciation  on our  common  stock over the term of the options.  These  numbers do not take into  account  provisions  of certain options  providing for termination of the option following  termination of
      employment,   non-transferability   or  differences  in  vesting  periods.
      Regardless of the theoretical value of an option,  its ultimate value will depend upon the market  value of our common  stock at a future  date,  and that value will  depend on a variety of  factors,  including  the  overall condition of the stock market and our results of operations  and financial condition.  There can be no  assurance  that the values  reflected in this table will be achieved.

(3)   Represents  options to purchase  shares of Common Stock granted on October
      23, 2001. The options  granted vest 112,500 on October 23, 2001 and 12,500 on October 23, 2003.

(4)   Represents  options to purchase  shares of Common Stock granted on October
      23, 2001.  The options  granted vest 12,500 on October 23, 2001 and 12,500 on October 23, 2003.

                                      -10-

Aggregated  Option  Exercises in Last Fiscal Period and Fiscal  Year-End  Option
Values

                                                          Number of
                             Shares                   Securities Underlying           Value of Unexercised
                            Acquired                  Unexercised Options at         In-the-Money Options at
                               on          Value         Fiscal Year-End               Fiscal Year-End (1)
             Name           Exercise     Realized        (E)           (U)           (E)                  (U)
             ----           --------     --------        ---           ---           ---                  ---
Peter K. Hansen                -            -          875,625       475,000     $12,007,200             $299,250
Richard A. Castillo          11,250       69,250        41,000        27,750        $512,070             $136,618
Lars Kragh                     -            -          230,750        75,500      $3,866,655           $1,153,260

(E) - Exercisable
(U) - Unexercisable

(1) Options are "in-the-money" if the market price of a share of Common Stock on
December 31, 2001 exceeded the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of the Common  Stock  underlying  the options on December 31, 2001 and the aggregate exercise price of such options. The closing price of a share of Common
Stock on December  31, 2001 as reported on the Nasdaq  Stock  Market's  National
Market ("Nasdaq") was $20.02.

Employment Agreements

            Mr.  Hansen serves as the  Company's  President and Chief  Executive
Officer pursuant to the terms of an employment agreement, dated January 1, 1991.
This agreement was for a term of five years and renews  automatically on January
1 of each year thereafter as mutually agreed upon.  Pursuant to the terms of the agreement,  Mr.  Hansen  is paid a base  salary  plus such  bonus or  additional
compensation  as  the  Board  of  Directors  or  Compensation   Committee  deems
appropriate.  Effective October 1, 2001, the Board of Directors set Mr. Hansen's
base salary at $400,000. In addition,  Mr. Hansen is entitled to receive a sales commission  of 7.5% of the gross sales of any products of the Company  which are sold through his direct sales efforts.  In the event Mr. Hansen is terminated by the Company for any reason other than a material breach by him of the agreement, he is entitled to receive an amount  equal to four times his then  current  base salary and prorated payment of any bonus, cash or stock earned.

            Mr.  Castillo  serves  as  the  Company's  Chief  Financial  Officer pursuant to the terms of an employment  agreement,  dated November 4, 1998. This agreement is for a term of one year and renews  automatically  on November 23 of each year  thereafter  as  mutually  agreed  upon.  Pursuant to the terms of the agreement,  Mr.  Castillo is paid a base  salary  plus such bonus or  additional
compensation  as  the  Board  of  Directors  or  Compensation   Committee  deems
appropriate.  Effective  January  1,  2002,  the  Board  of  Directors  set  Mr.
Castillo's base salary at $200,000.

            Mr. Kragh serves as the Company's Chief Information Officer pursuant to the terms of an employment  agreement,  dated January 1, 1991. This agreement was for a term of five years and renews  automatically on January 1 of each year thereafter as mutually agreed upon. Pursuant to the terms of the agreement,  Mr.
Kragh is paid a base salary plus such bonus or  additional  compensation  as the
Board of  Directors  or  Compensation  Committee  deems  appropriate.  Effective
January 1, 2002, the Board of Directors set Mr. Kragh's base salary at $225,000.

                                      -11-

2001 Compensation Committee Report on Executive Compensation:

            General

            The Compensation  Committee  determines the cash and other incentive compensation,  if any, to be paid to the  Company's  executive  officers and key employees. Messrs. Warden, Lynch and Deehan serve as members of the Compensation
Committee.  The Compensation Committee is responsible for the administration and award of stock options under the Company's 2001 Plan. Messrs.  Warden, Lynch and
Deehan are non-employee directors of the Company, as defined under Rule 16b-3 of the Securities  Exchange Act of 1934, as amended.  Mr. Warden serves as Chairman of the Compensation  Committee.  The Compensation Committee met twice during the fiscal year ended December 31, 2001.

            Compensation Philosophy

            The Compensation Committee's executive compensation philosophy is to base  management's  pay, in part, on  achievement  of the  Company's  annual and long-term  performance goals, to provide competitive levels of compensation,  to recognize  individual  initiative,  achievement  and  length of  service  to the
Company,  and to assist  the  Company  in  attracting  and  retaining  qualified management.  The  Compensation  Committee  also  believes that the potential for equity  ownership  by  management  is  beneficial  in  aligning  management  and shareholders' interests in the enhancement of shareholder value. The Company has not  established a policy with regard to Section 162(m) of the Internal  Revenue
Code of 1986, as amended (the "Code").

            Salaries

            Base salaries for the Company's  executive  officers are  determined initially  by  evaluating  the  responsibilities  of the  position  held and the experience of the individual,  and by reference to the  competitive  marketplace for  management  talent,  including a comparison of base salaries for comparable positions at other comparable  companies.  Base salary compensation of executive officers is reviewed annually by the Compensation Committee, and recommendations of the  Compensation  Committee  in that  regard  are acted upon by the Board of
Directors.   Annual  salary   adjustments   are  determined  by  evaluating  the
competitive marketplace;  the performance of the Company; the performance of the executive;  the  length  of the  executive's  service  to the  Company  and  any increased  responsibilities  assumed by the executive. The Company places itself between the low and medium levels in determining  salaries compared to the other comparable businesses.

            Stock Option and Other Plans

            The Company  awarded Messrs.  Hansen,  Castillo and Kragh options to purchase  125,000,  25,000 and 25,000 shares of common stock,  respectively,  in
2001.  The  exercise  price for the  options  is  $12.02  per  share.  It is the philosophy of the Compensation Committee that stock options should be awarded to employees of the Company to promote  long-term  interests between such employees and the  Company's  shareholders  through an equity  interest in the Company and assist in the  retention of such  employees.  The  Compensation  Committee  also considered  the  amount  and terms of options  previously  granted to  executive officers. The Compensation Committee believes the potential for equity ownership by management is beneficial in aligning management and shareholders' interest in the  enhancement  of  shareholder  value.  Participation  in incentive  plans is offered,  pursuant to their terms, to provide incentive to executive officers to contribute to corporate growth and profitability.

            Mr. Hansen was the Company's  President and Chief Executive  Officer
in 2001,  with an annual  salary  of  $150,000  from  January  1,  2001  through
September 30, 2001 and $400,000 from October 1, 2001 through  December 31, 2001.
Mr.  Castillo  was Chief  Financial  Officer of the Company  with an annual base salary of $150,000.  Mr. Kragh was  Executive  Vice  President - Research  &
Development of the Company with an annual base salary of $175,000.  As described in the Employment  Agreements section above, all of the named executives' annual base salaries are  determined by contract.  In  determining  such amount for Mr.
Hansen, the Board of Directors considered the responsibilities  performed by him as President and Chief  Executive  Officer of the Company,  his  performance  in managing and directing the  Company's  operations,  his efforts in assisting the
Company to improve its  capital  base and  financial  condition,  a  competitive assessment  of survey data of other  comparable  companies  as it relates to the
Company's performance versus other comparable companies, and the evaluation of

                                      -12-

the other factors  described in "Salaries" above. In determining such amount for
the  other   named   executives,   the  Board  of   Directors   considered   the
responsibilities  performed by them in their capacities with the Company,  their performance in carrying out those responsibilities,  a competitive assessment of survey data of  comparable  positions  in other  comparable  companies,  and the evaluation of the other factors described in "Salaries" above.

      Carl E. Warden         William J. Lynch       George O. Deehan

Common Stock Performance:  The following graph compares,  for each of the fiscal years indicated,  the yearly percentage change in the Company's cumulative total shareholder  return on the  Company's  Common  Stock with the  cumulative  total return of (a) the Standard and Poor's 500 Index,  a broad equity  market  index, and (b) the Nasdaq Computer Index.

                          [PERFORMANCE GRAPH - OMITTED]

                           1996     1997     1998     1999      2000      2001
                          ------    ----     ----     ----      ----      ----

S&P 500 Index         100.00   133.36   171.47   207.56    188.66    166.24
NYFIX, Inc.               100.00   172.22   200.00   945.36   1208.19   1000.00
Nasdaq Computer Index     100.00   129.18   246.57   525.00    269.52    210.78

            There can be no assurance that the Common Stock's  performance  will continue with the same or similar trends depicted in the graph above.

                                      -13-

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            On March 12, 2002, the Company entered into an Agreement and Plan of
Merger with NYOlympus,  Inc., a wholly owned  subsidiary of the Company ("Merger
Sub"), and Javelin  Technologies,  Inc.  ("Javelin"),  whereby Merger Sub merged with and into Javelin (the  "Merger"),  thus enabling the Company to acquire all of the capital stock of Javelin from the  shareholders of Javelin at the time of the  consummation  of the  transaction in exchange for a combination of cash and
Common Stock from the Company.  The Merger was consummated as of March 31, 2002.
The  Company  financed  the  Merger  with a  combination  of  (i)  approximately
$11,000,000  of cash and (ii) shares of Common  Stock  having a market  value of approximately  $44,000,000.  In addition,  the Company agreed to potentially pay additional consideration to the Javelin Shareholders based on Javelin's revenues for the year ending  December  31, 2002.  As a  shareholder  of Javelin,  George
Kledaras,  a nominee for director,  received  $1,980,012 and 1,187,078 shares of
Common  Stock in the Merger and has remained as the Chief  Executive  Officer of
Javelin pursuant to an employment agreement with the Company. Mr. Kledaras' wife received $200,257 and 11,325 shares of Common Stock in the Merger.

            On October 1, 2001, Richard Castillo,  the Company's Chief Financial
Officer,  issued a  promissory  note to the Company in the  principal  amount of
$78,125 as payment for the purchase  price of an option he exercised  for 11,250 shares of Common  Stock (at an  exercise  price of $6.94 per  share).  Such note bears  interest  at 5.5% per annum and is  secured  by the  11,250  shares.  The outstanding  balance of principal  plus  interest of the note as of December 31,
2001 was $79,208.

            On December 1, 2000, Mr.  Castillo  issued a promissory  note to the
Company in the principal  amount of $70,000 as payment for the purchase price of an option he exercised for 22,500  shares of Common Stock (at an exercise  price of $3.11 per share). Such note originally bore interest at 7.5% per annum and is secured by the 22,500  shares.  This note was revised on  December  1, 2001,  to reflect an interest rate of 5.5% per annum. The outstanding balance of principal plus interest of the note as of December 31, 2001 was $75,696.

            On December 13, 1999, Mr.  Castillo  issued a promissory note to the
Company in the principal  amount of $70,000 as payment for the purchase price of an option he exercised for 22,500  shares of Common Stock (at an exercise  price of $3.11 per share).  Such note bears interest at 6% per annum and is secured by the 22,500  shares.  The  outstanding  balance of principal plus interest of the note to Mr. Castillo as of December 31, 2001 was $78,630.

            On June 30, 1999, Peter K. Hansen, the Company's President and Chief
Executive  Officer,  issued a  promissory  note to the Company in the  principal amount of $16,875 as payment for the  purchase  price of an option he  exercised for 16,875  shares of Common  Stock (at an  exercise  price of $1.00 per share).
Such note bears  interest  at 6% per annum and is secured by the 16,875  shares.
The  outstanding  balance of principal  plus interest of the note as of December
31, 2001 was $19,416.

            On December 30, 1997,  Mr.  Hansen  issued a promissory  note to the
Company in the principal amount of $230,000 as payment for the purchase price of an option he exercised for 258,750  shares of Common Stock (at an exercise price of $0.89 per share).  Such note  originally bore interest at 6% per annum and is secured by the 258,750  shares.  This note was revised on December 30, 2000,  to reflect an interest rate of 7.5% per annum. The outstanding balance of principal plus interest of the note as of December 31, 2001 was  $288,782.

            On December 31, 1996,  Mr.  Hansen  issued a promissory  note to the
Company in the principal  amount of $50,000 as payment for the purchase price of an option he exercised for 112,500  shares of Common Stock (at an exercise price of $0.44 per share). Such note originally bore no interest and is secured by the
112,500  shares.  This note was  revised on  December  31,  2001,  to reflect an interest  rate of 5.5% per annum.  The  outstanding  balance of  principal  plus interest of the note as of  December  31, 2001 was  $50,000.  Mr.  Hansen had an
aggregate of $198,400 in travel and salary advances at December 31, 2001.

            On December 30, 1997, Lars Kragh,  the Company's  Chief  Information
Officer,  issued a  promissory  note to the Company in the  principal  amount of
$150,000 as payment for the purchase price of an option he exercised for 168,750 shares of Common  Stock (at an  exercise  price of $0.89 per  share).  Such note originally  bore interest at 6% per annum and is secured by the 168,750  shares.

                                      -14-

This note was revised on December 30, 2000,  to reflect an interest rate of 7.5%
per annum.  This note was paid in full on October 16, 2001. Total principal plus interest paid on the note on October 16, 2001 was $185,994.

            In connection with each of the promissory  notes described above, no funds were transferred from the Company to any of the noteholders.  In addition, none of the shares received by the noteholders upon exercise of their respective options have been sold,  and no noteholder may sell any of such shares until the applicable promissory notes have been paid.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section  16(a) of the  Securities  Exchange Act of 1934, as amended, requires the Company's executive officers,  directors,  and persons who own more than 10% of the Company's  outstanding  Common Stock to file initial  reports of ownership and changes in ownership with the Securities and Exchange  Commission.
Officers, directors and greater than 10% shareholders are required by Commission regulations  to furnish the Company with copies of all Section  16(a) forms they file. The Company believes that its executive officers,  directors,  and greater than 10% shareholders  complied during the year ended December 31, 2001 with the reporting requirements of Section 16(a).

                          PROPOSAL NO. 2 - APPROVAL OF
                     AMENDMENT TO THE 2001 STOCK OPTION PLAN

            The Board of  Directors  proposes  that the  Company's  shareholders approve the  amendment  to the 2001 Stock  Option  Plan (the "Plan  Amendment"),
whereby the number of shares of Common Stock  reserved for issuance  pursuant to the  exercise  of options  granted  under the 2001 Plan will be  increased  from
2,000,000 shares of Common Stock to 3,500,000 shares of Common Stock.

            The Board of Directors  believes that in order to enable the Company to continue  to attract and retain  personnel  of the highest  caliber,  provide incentive for officers,  directors,  consultants, key employees and advisors and continue to promote the well-being of the Company, it is in the best interest of the  Company  and its  shareholders  to  provide to such  persons  and the other independent  contractors  who  perform  services  for the  Company,  through the granting of stock  options,  the  opportunity to participate in the value and/or appreciation in value of the shares of Common Stock.  The Board of Directors has found that the grant of options  under the 2001 Plan has proven to be a valuable tool in attracting and retaining key employees.  On April 16, 2002, the Board of
Directors  unanimously  voted to  increase  the  authorized  number of shares of
Common Stock  available for issuance  under the Stock Option Plan from 2,000,000 shares to 3,500,000.

Summary of the 2001 Plan

            On June 4,  2001,  the 2001  Stock  Option  Plan  (the  "Plan")  was
approved  by the  shareholders  of the  Company  at the 2001  Annual  Meeting of
Shareholders.  The Plan is  intended  to assist  the  Company  in  securing  and retaining  key  employees,  directors,  officers,  consultants  and  advisors by allowing them to participate in the ownership and growth of the Company  through the grant of incentive stock options,  as defined in Section 422 of the Internal
Revenue Code (the "Code"),  and nonqualified stock options. The granting of such options  serves as partial  consideration  for and gives  employees,  directors, officers,  consultants  and advisors an  additional  inducement to remain in the service of the Company and its  subsidiaries and provides them with an increased incentive to work towards the Company's success.

            The 2001 Plan is  administered  by the  Compensation  Committee (the
"Committee")   comprised  of  two  or  more  directors  that  are  "Non-Employee
Directors"  (as  such  term is  defined  in Rule  16b-3  promulgated  under  the
Securities  Exchange Act of 1934, as amended) and "Outside  Directors"  (as such term is defined in Section 162(m) of the Code). The Committee has full authority to select  optionees,  determine the terms and  conditions  of their  respective
Option   Agreements,   and  to  interpret  the   provisions  and  supervise  the
administration   of  the  2001  Plan.   The  Committee   also  makes  any  other
determination  necessary or advisable for  administration  of the 2001 Plan. The determinations by the Committee are final and conclusive.  In the event that the
Committee is unable to act or if the Committee,  at the time of any grant, award or other  acquisition  under  the 2001  Plan,  does not  consist  of two or more

                                      -15-

Non-Employee Directors, or if there is no such committee,  then the 2001 Plan is administered  by the Board of Directors;  provided  that options  granted to the
Company's  Chief Executive  Officer,  or to any of the Company's other four most highly  compensated  officers that are intended to qualify as performance  based compensation  under  Section  162(m) of the  Code,  may only be  granted  by the
Committee.  The  2001  Plan  will  terminate  on the  tenth  anniversary  of its effective  date,  but may be  terminated  by the Board of  Directors at any time before that date.

            Upon the grant of an option to purchase shares of Common Stock to an optionee,  the Committee shall fix the number of shares of Common Stock that the optionee  may purchase  upon  exercise of such option and the price at which the shares may be purchased. The option price for all such options shall not be less than 100% of the Fair Market  Value (as  defined  below) of the shares of Common
Stock at the time such options are granted; provided, however, that with respect to an incentive  stock option in the case of an optionee,  who, at the time such option is granted,  owns more than 10% of the voting stock of the Company or its subsidiaries,  then the  purchase  price per share shall be at least 110% of the
Fair Market  Value.  "Fair Market  Value" is deemed to be the closing price of a share of Common Stock on such date, on Nasdaq,  or if the shares of Common Stock are not listed on Nasdaq,  the mean  between the closing bid and asked prices of publicly traded shares of the Common Stock in the  over-the-counter  market, or, if such bid and asked prices are not  available,  as reported by any  nationally recognized  quotation  service selected by the Company,  or as determined by the
Committee in a manner  consistent with the provisions of the Code. The aggregate
Fair  Market  Value  of  shares  of  Common  Stock  (determined  at the time the incentive stock option is granted) subject to incentive stock options granted to an optionee  under all stock option plans of the Company,  and of the  Company's subsidiaries  (if any),  that  become  exercisable  for the  first  time by such optionee during any calendar year may not exceed $100,000. The maximum number of shares of Common  Stock that may be subject  to options  granted  under the 2001
Plan to any individual in any calendar year shall not exceed 1,000,000.  Payment of the exercise  price for shares of Common Stock subject to options may be made with cash,  check or such other  instrument as may be acceptable to the Company.
Full  payment for shares of Common Stock  exercised  must be made at the time of exercise.

            The shares of Common  Stock to be issued under the 2001 Plan will be either currently authorized but unissued shares of Common Stock,  treasury stock or previously issued shares held by any subsidiary of the Company. The number of shares of  Common  Stock  available  under  the 2001  Plan  will be  subject  to adjustment  to prevent  dilution in the event of a stock split,  combination  of shares,  stock dividend or certain other events.  Shares of Common Stock subject to unexercised  options that expire,  or are terminated  prior to the end of the period  during  which  options may be granted,  may be subject to future  option grants under the 2001 Plan.

Federal Income Tax Consequences

            Incentive  Stock Options.  Incentive stock options granted under the
Plan are intended to be "incentive  stock  options" as defined by Section 422 of the Code.  Under present law, the grantee of an incentive  stock option will not realize  taxable  income upon the grant or the exercise of the  incentive  stock option and the Company  will not receive an income tax  deduction at either such time.  If the  grantee  does not sell the shares  acquired  upon  exercise of an incentive  stock  option  within  either  (i) two  years  after the grant of the incentive  stock  option  or (ii) one year  after  the date of  exercise  of the incentive  stock option,  the gain upon a subsequent  sale of the shares will be taxed as long-term  capital  gain.  If the grantee,  within  either of the above periods,  disposes of the shares  acquired upon exercise of the incentive  stock option,  the grantee will  recognize  as ordinary  income an amount equal to the lesser of (i) the gain realized by the grantee upon such disposition or (ii) the difference between the exercise price and the fair market value of the shares on the  date of  exercise.  In such  event,  the  Company  would be  entitled  to a corresponding  income tax deduction  equal to the amount  recognized as ordinary income  by the  grantee.  The gain in excess of such  amount  recognized  by the grantee  as  ordinary  income  would  be taxed as a  long-term  capital  gain or short-term  capital  gain  (subject  to  the  holding  period  requirements  for long-term or short-term capital gain treatment).

            Unless the shares  subject to an incentive  stock option are subject to a risk of forfeiture at the time the option is exercised, the exercise of the incentive  stock  option will  result in the excess of the  stock's  Fair Market
Value on the date of exercise  over the  exercise  price  being  included in the optionee's  alternative minimum taxable income (AMTI). If the shares are subject to a risk of forfeiture and are nontransferable, the excess described above will be  included  in AMTI when the risk of  forfeiture  lapses or the shares  become transferable, whichever occurs sooner. Liability for the alternative minimum tax is complex and  depends  upon an  individual's  overall  tax  situation.  Before

                                      -16-

exercising an incentive  stock  option,  a grantee  should  discuss the possible application  of the  alternative  minimum  tax with his tax  advisor in order to determine the tax's impact.

            Non-Qualified Stock Options.  Upon exercise of a non-qualified stock option granted under the Plan, the grantee will recognize  ordinary income in an amount equal to the excess of the Fair Market Value of the shares  received over the exercise price of such shares.  That amount increases the grantee's basis in the stock acquired pursuant to the exercise of the non-qualified  option. Upon a subsequent  sale of the stock,  the grantee will incur  short-term  or long-term gain or loss  depending  upon his  holding  period  for the  shares and upon the shares'  subsequent  appreciation or depreciation in the value. The Company will be allowed a federal income tax deduction for the amount  recognized as ordinary income by the grantee upon the grantee's exercise of the option.

            Summary of Tax Consequences. The foregoing outline is no more than a summary of the federal income tax provisions  relating to the grant and exercise of  options  under  the Plan and the sale of  shares  acquired  under  the Plan.
Individual circumstances may vary these results. The federal income tax laws and regulations are constantly being amended,  and each participant should rely upon his own tax counsel for advice  concerning  the  federal  income tax  provisions applicable to the Plan.

Outstanding Options

            The Plan currently authorizes the issuance of a maximum of 2,000,000 shares of Common Stock,  pursuant to the exercise of options granted thereunder.
As of the Record  Date,  stock  options to purchase  1,690,000  shares of Common
Stock have been granted under the 2001 Plan, of which none have been  exercised.
No options have been heretofore  granted subject to shareholder  approval of the
Plan Amendment.

            During the fiscal  year ended  December  31,  2001 and  through  the
Record  Date,  options to  purchase  shares of Common  Stock  have been  granted pursuant to the 2001 Plan to (i) the Named Executive Officers,  (ii) all current executive officers as a group, (iii) all non-executive employees,  including all current  officers  who  are  not  executive  officers,  as  a  group,  and  (iv)
non-employee directors as follows:

                     Group                 Number of Options (1) (2)
                     -----                 -------------------------
            Named Executive Officers               175,000
            Executive Officers                     630,000
            Non-Executive Officer Employees        985,000
            Non-Employee Directors                  75,000
---------------

(1) On the Record  Date,  the last  reported  sales price of the Common Stock as reported on Nasdaq was $10.55 per share.

(2)   Information  contained in this table is duplicative  information contained in  "Executive  Compensation"  and does not signify  additional  grants of options to purchase shares of Common Stock.

Registration of Shares

            The Company  filed a  registration  statement  on Form S-8 under the
Securities  Act of 1933,  as amended (the "Act"),  with respect to the 2,000,000 shares of Common Stock  issuable  pursuant to the 2001 Plan on January 29, 2002.
The  Company  plans  to file a new  registration  statement  under  the Act with respect to the additional  1,500,000 shares of Common Stock issuable pursuant to the 2001 Plan, if the proposed Plan Amendment is approved.

Recommendation of the Board of Directors

            The  Board  of  Directors  believes  it is  in  the  Company's  best interests  to  approve  the Plan  Amendment  which  would  allow the  Company to continue  to grant  options  under the 2001 Plan to secure for the  Company  the benefits of the  additional  incentive  inherent in the  ownership  of shares of
Common  Stock and to help the  Company  secure and retain  the  services  of key
employees,   directors,   officers,  consultants  and  advisors  and  to  enable

                                      -17-

compensation under the 2001 Plan to qualify as "performance-based"  for purposes of Section 162(m) of the Code. The  affirmative  vote of a majority of the votes cast in favor of or against the  proposal  by the holders of shares  entitled to vote on such proposal is required for approval of the Plan Amendment.

            THE BOARD OF  DIRECTORS  RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE
PLAN AMENDMENT.

                 PROPOSAL NO. 3 - INDEPENDENT PUBLIC ACCOUNTANTS

            The Board of Directors  recommends  that Deloitte &  Touche LLP, independent certified public accountants, be elected independent auditors of the
Company  for  2002.  The  recommendation  is made  on the  advice  of the  Audit
Committee composed of non-employee directors (see page 8). Deloitte & Touche
LLP is a  member  of the SEC  Practice  Section  of the  American  Institute  of
Certified Public  Accountants.  A representative of Deloitte & Touche LLP is expected to attend the Annual  Meeting,  and such  representative  will have the opportunity  to make a statement  if he/she so desires and will be  available to respond to appropriate questions from shareholders.

            Audit Fees: The aggregate fees billed for professional  services for the  audit of the  Company's  annual  financial  statements  for the year  ended
December 31, 2001 and the reviews of the  financial  statements  included in the
Company's Forms 10-Q for the year ended December 31, 2001 was $85,000.

            Financial  Information Systems Design and Implementation  Fees: Such
fees were $290,906 for the year ended December 31, 2001.

            All Other Fees: The Company's  independent public accountant did not perform any  additional  services for the Company during the year ended December
31,  2001,  except for tax  consulting,  compliance  services  and review of the
Company's  registration  statements  for a fee  of  $295,549,  which  the  Audit
Committee  determined is compatible with maintaining Deloitte & Touche LLP's independence.

Recommendation of the Board of Directors

            THE BOARD OF DIRECTORS  RECOMMENDS  A VOTE FOR THE  SELECTION OF THE
INDEPENDENT PUBLIC ACCOUNTANTS

                              SHAREHOLDER PROPOSALS

            Proposals  of  shareholders  intended for  presentation  at the next
Annual  Meeting of  Shareholders  and  intended to be included in the  Company's
Proxy  Statement and form of proxy  relating to that meeting must be received at the offices of the Company no later than January 2, 2003.

                                  OTHER MATTERS

            The Board of Directors does not know of any matter, other than those described  above that may be presented  for action at the Meeting.  If any other matter or  proposal  should be  presented  and should  properly  come before the meeting for action,  the persons named in the accompanying  proxy will vote upon such matter or proposal in accordance with their best judgment.

                                      -18-

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                   NYFIX, INC.

                     Proxy -- Annual Meeting of Shareholders
                                  June 10, 2002

            The undersigned  hereby appoints Peter K. Hansen,  George O. Deehan,
William  J.  Lynch and Carl E.  Warden,  and each of them,  the true and  lawful attorneys and proxies of the undersigned,  with full power of  substitution,  to vote all of the shares of Common Stock of NYFIX,  Inc. (the "Company") which the undersigned  is entitled to vote at the Annual  Meeting of  Shareholders  of the
Company  to be held at  Stamford  Harbor  Park,  333  Ludlow  Street,  Stamford,
Connecticut  06902,  on June 10,  2002,  at 10:00  A.M.  local  time,  or at any adjournment thereof.

            The undersigned hereby revokes any proxy or proxies heretofore given and  acknowledges  receipt of a copy of the Notice of Annual  Meeting  and Proxy
Statement,  both dated April 30, 2002, and a copy of the Company's Annual Report for the fiscal year ended December 31, 2001.

THIS PROXY WILL BE VOTED IN ACCORDANCE  WITH ANY DIRECTIONS  HEREIN GIVEN. IF NO
DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED TO ELECT THE NOMINEES AS DIRECTORS,
APPROVE  THE  AMENDMENT  TO  THE  2001  STOCK  OPTION  PLAN  AND TO  RATIFY  THE
APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS.

1.    To elect the  following  directors:  Peter K.  Hansen,  George O.  Deehan,
      William  J.  Lynch,  Carl E.  Warden  and  George  Kledaras,  to  serve as directors until the next annual meeting of shareholders of the Company and in each case until their successors have been duly elected and qualified.

                      [__]    FOR ALL NOMINEES (except as listed below)

                      [__]    WITHHELD FROM ALL NOMINEES

      WITHHELD _______________________________________________________________
               To withhold authority to vote for any nominee(s), print name(s) above

2.    To approve an  amendment  to the 2001 Stock  Option Plan to  increase  the total  number  of shares  of the  Company's  Common  Stock  available  for issuance  upon the  exercise  of  options  granted  under the 2001 Plan by
      1,500,000 shares to an aggregate of 3,500,000.

           FOR [___]              AGAINST [___]              ABSTAIN [___]

3.    To ratify the appointment of Deloitte &  Touche LLP as auditors of the
      Company for the year ending December 31, 2002.

           FOR [___]              AGAINST [___]              ABSTAIN [___]

NOTE:  Your  signature  should appear the same as your name appears  hereon.  If signing  as  attorney,  executor,  administrator,  trustee or  guardian,  please indicate  the capacity in which  signing.  When  signing as joint  tenants,  all parties in the joint  tenancy must sign.  When a corporation  gives a proxy,  an authorized officer should sign it.

Signature: _______________                   Date: ___________

Signature: _______________                   Date: ___________

                                      -19-